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                                                               EXHIBIT (h)(36)


                               REVISED SCHEDULE B

           TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS SCHEDULE B, dated as of November 1, 2007, is revised Schedule B to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between PFPC Inc. and ASTON ASSET MANAGEMENT LLC, assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Schedule B shall supersede all previous forms of this Schedule B.


                            International Portfolios:

                     Aston/ABN AMRO Global Real Estate Fund
                       Aston/Resolution Global Equity Fund
                        Aston/Neptune International Fund
                        Aston/Barings International Fund
                   Aston/SGA International Small-Mid Cap Fund






PFPC INC.                                      ASTON ASSET MANAGEMENT LLC

By:    /s/ Jay F. Nusblatt                     By:    /s/ Kenneth C. Anderson
       ------------------------------                 --------------------------

Name:  Jay F. Nusblatt                         Name:  Kenneth C. Anderson
                                                      --------------------------

Title: Senior Vice President                   Title: President
                                                      --------------------------